Exhibit 8.1

Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-1101

(212) 818-8800

February 12, 2021

Collective Growth Corporation.

1805 West Avenue

Austin, TX 78701

Ladies and Gentlemen

We have acted as United States counsel to Collective Growth Corporation, a Delaware corporation (“Collective Growth”), in connection with the filing of a Registration Statement on Form F-4 (File No. 333-252023) (the “Registration Statement”), by Innoviz Technologies Ltd. (“Innoviz” or “the Company”) with the U.S. Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the business combination agreement, dated as of December 10, 2020 (as may be amended from time to time, the “Business Combination Agreement”), entered into by and among by and among Collective Growth, Innoviz, Hatzata Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Perception Capital Partners LLC, a Delaware limited liability company, with respect to certain purposes as described in the Business Combination Agreement and Antara Capital LP, a Delaware limited partnership with respect to certain purposes described in the Business Combination Agreement, relating to the proposed merger of Merger Sub with and into Collective Growth (the “Merger”) with Collective Growth being the surviving entity of the Merger and becoming a wholly-owned subsidiary of the Company. As a result of the Merger, and upon consummation of the Merger and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), Collective Growth will become a wholly owned subsidiary of the Company, with the securityholders of Collective Growth becoming securityholders of the Company. The Transactions are described in the Registration Statement. Capitalized terms otherwise not defined herein have the meaning given to them in the Registration Statement.

In connection with the opinions expressed herein, we have examined the Registration Statement (including the proxy statement/prospectus included therein) and such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

We have assumed that (i) the Merger will be effected in accordance with the Business Combination Agreement and none of the material terms and conditions of the Business Combination Agreement have been or will be waived or modified, (ii) the statements set forth in the Business Combination Agreement are true, correct and complete and will remain accurate and complete at all times up to and including the effective time of the Registration Statement, (iii) any representations made in the Business Combination Agreement “to the knowledge of,” or based on the belief or that are similarly qualified, are accurate and complete and will remain accurate and complete at all times up to and including the effective time, in each case without such qualification, and (iv) there are no understandings between any of the parties that would alter, or are inconsistent with, the terms or representations set forth in the Business Combination Agreement. We also have assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Business Combination Agreement.

Based on the foregoing and subject to the further assumptions, qualifications and limitations set forth herein and in the Registration Statement (including the proxy statement/prospectus included therein), the statements in the Registration Statement under the caption titled “Material U.S. Federal Income Tax Considerations,” insofar as such statements summarize U.S. federal income tax law or legal conclusions with respect thereto, constitute our opinion regarding such material U.S. federal income tax consequences of the Transactions.

Our opinion is based on the Internal Revenue Code of 1986, as amended, Treasury Regulations issued thereunder, Internal Revenue Service pronouncements, and judicial decisions, all as in effect on the date hereof, and all of which are subject to change or differing interpretation, possibly with retroactive effect. We express no opinion other than as to the federal income tax laws of the United States of America and do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS or a court will not take, and possibly sustain, a contrary position.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the reference to our firm name whenever appearing therein with respect to the discussion of the material U.S. federal income tax consequences of the Transactions. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act.

Very truly yours,

/s/ Graubard Miller